UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2016

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Commerce Drive
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(877) 206-5656
(Registrant’s Telephone Number, Including Area Code)

2901 Butterfield Road
Oak Brook, IL 60523
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 14, 2015, by and among Inland Real Estate Corporation, a Maryland corporation (the “Company”), DRA Growth and Income Fund VIII, LLC, a Delaware limited liability company (“Parent”), DRA Growth and Income Fund VIII (A), LLC, a Delaware limited liability company (together with Parent, the “Parent Parties”), and Midwest Retail Acquisition Corp., a Maryland corporation and an indirect wholly owned subsidiary of the Parent Parties (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of the Parent Parties.
As previously disclosed on page 57 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on February 18, 2016 (the “Definitive Proxy Statement”), the Company, its board of directors, Parent Parties and Merger Sub are named as defendants in three putative class actions in Maryland state court, in the Circuit Court for Baltimore City challenging the Merger and the other transactions contemplated by the Merger Agreement. The putative class actions were captioned: Mattos v. Inland Real Estate Corp., et al.; Perrone v. Inland Real Estate Corp., et al.; and Rosen v. Inland Real Estate Corp., et al. (the “Actions”). DRA Advisors, LLC, an affiliate of the Parent Parties, was also a named defendant in Perrone v. Inland Real Estate Corp., et al. On February 5, 2016 the parties filed a stipulation to consolidate the three pending shareholder complaints and any additional related complaints received in the future. On February 23, 2016, plaintiffs filed a consolidated Amended Class Action Complaint (the “Amended Complaint”). The allegations in the Amended Complaint raise putative class claims against the Company, members of the Board, the Parent Parties and Merger Sub. In particular, the Amended Complaint alleges that the Merger Consideration was insufficient, the Merger Agreement contained unreasonable deal protection devices, including, for example, use of a “no-solicitation” provision, and that the Company issued inadequate proxy disclosures in relation to the Merger. The Amended Complaint generally alleges breaches of fiduciary duty by members of the Board in connection with the Merger Agreement. Further, the Amended Complaint alleges that some or all of the Company, the Parent Parties and Merger Sub aided and abetted the purported breaches of fiduciary duty.
On March 16, 2016, the defendants entered into a memorandum of understanding (the “MOU”) with the plaintiffs providing for the settlement of the Actions. While the Company and Parent Parties believe that no supplemental disclosure is required under applicable laws, in order to avoid the burden and expense of further litigation, the Company and Parent Parties have agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Circuit Court for Baltimore City will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by stockholders of the Company challenging any aspect of the proposed Merger and any disclosure made in connection therewith, including in the Definitive Proxy Statement, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Circuit Court for Baltimore City for an award of attorneys’ fees and expenses to be paid by the Company or its successor. The settlement is also contingent upon, among other things, the Merger becoming effective under Maryland law. There can be no assurance that the Circuit Court for Baltimore City will approve the settlement contemplated by the MOU. In the event that the settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the Actions.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the Actions as set forth in this Current Report on Form 8-K, the Company and Parent Parties agreed to make these supplemental disclosures to the Definitive Proxy Statement. These disclosures should be read in connection with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.
The following supplemental disclosure replaces in its entirety the sixth full paragraph on page 33 of the Definitive Proxy Statement concerning the Background of the Merger:
On October 1, 2015, Messrs. D'Arcy, McAuley and Goodwin, as well as representatives of BMO, Silver Portal and Proskauer met in person near the company's office with representatives of DRA to discuss DRA's proposal and the company's counter proposal. The discussion focused primarily on the gap between the board's view of value and DRA's view of value as reflected by its initial proposal. The representatives of DRA explained in further detail its interest in the company and its management team. The representatives of DRA confirmed that DRA had no commitments to any of the company's management team and that despite the provisions of the original term sheet, the transaction would not be contingent on employment agreements with management. DRA did not make any agreements or contracts with any of the company's management team prior to the execution of the merger agreement. At the end of the meeting, DRA indicated that it was prepared to increase its proposal to $10.25 per share.
The following supplemental disclosure replaces in its entirety the fifth paragraph on page 36 of the Definitive Proxy Statement concerning the Background of the Merger:
During the period from October 29, 2015 to November 9, 2015, BMO contacted 15 parties (excluding Party W and DRA) who BMO believed were credible potential buyers of the company, three of whom declined up front to participate in the process and ten of whom received a process letter and entered into non-disclosure agreements. All 15 of the non-disclosure agreements entered into by the company with potentially interested parties (consisting of those with each of the 10 parties who received a process letter and entered into non-disclosure agreements during the period from October 29, 2015 to November 9, 2015, DRA, Party A, Party C, Party D and Party W) contained standstill provisions which restrict the counterparties from making an unsolicited offer to acquire the company. Of the 14 non-disclosure agreements entered into with potentially interested parties other than DRA, 11 contained “don’t ask, don’t waive” provisions, which prohibit the counterparties from requesting a waiver of the standstill provisions, and of those 11 counterparties, eight are still subject to those provisions at this time, and are expected to remain so beyond the expected date of the special meeting on March 23, 2016. Consequently, these eight counterparties have been contractually prohibited from making a topping bid for the company since the announcement of the merger.
The following supplemental disclosure replaces in its entirety the disclosure under the heading “Summary of Financial Analysis of BMO Capital Markets” on page 46 of the Definitive Proxy Statement concerning the Opinion of Our Financial Advisor:
Summary of Financial Analysis of BMO Capital Markets
Selected Publicly Traded Companies Analysis
        BMO reviewed and compared certain publicly available financial information, ratios and market multiples relating to the company with equivalent publicly available data, including SEC filings, supplemental financial disclosure, and consensus Wall Street research analyst estimates as reported by FactSet and SNL Financial, for companies that share similar business characteristics with the company to derive an implied equity value reference range for the company. BMO reviewed the following publicly traded strip-center REIT companies, selected on the basis of their portfolio quality, geography, and scale:

•	Cedar Realty Trust, Inc.

•	Kite Realty Group Trust

•	Ramco-Gershenson Properties Trust
        For purposes of this analysis, BMO analyzed certain statistics for each of these companies for comparison purposes, including the ratio of share price to consensus Wall Street research analyst, which we refer to as Street consensus, estimated calendar year 2016 funds from operations per share, or FFO, as reported by FactSet and the ratio of enterprise value, calculated as the market value of fully diluted common shares plus the book value of debt (including pro rata share of unconsolidated joint ventures), preferred stock, and minority interest, less cash and cash equivalents, to Street consensus estimated calendar year 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) as reported by FactSet. BMO also analyzed the premium or discount of share price to Street consensus estimated net asset value, or NAV, per share as reported by SNL Financial. The multiples and ratios for each of the comparable companies were calculated using their respective closing prices on December 14, 2015, and were based on the most recent publicly available information and Street consensus estimates as reported by FactSet. The ratios observed for the selected companies are set forth below:

Selected Company	Price / 2016E FFO	Enterprise Value/ 2016E EBITDA	Share Price Premium / (Discount) to NAV
Cedar Realty Trust, Inc.	12.2x	15.4x	(10.2%)
Kite Realty Group Trust	12.3x	15.9x	(10.7%)
Ramco-Gershenson Properties Trust	11.9x	15.2x	(14.5%)
BMO derived a range of multiples for each metric using the high and low multiples from the selected publicly traded companies. The following table reflects the results of this analysis:

Range
	Low	High
Price / 2016E FFO	11.9x	12.3x
Enterprise Value / 2016E EBITDA	15.2x	15.9x
Share Price Premium / (Discount) to NAV	(14.5)%	(10.2)%

BMO multiplied the low and high Price / 2016E FFO multiples by company management’s projection of calendar year 2016 FFO per share; multiplied the low and high Enterprise Value / 2016E EBITDA multiples by company management’s projection of calendar year 2016 EBITDA to compute an implied enterprise value range, and then subtracted the value of the company’s debt (including pro rata share of unconsolidated joint ventures), preferred stock, and minority interest and added the value of cash and cash equivalents to compute an implied equity value range, which was then divided by the number of fully diluted common shares of the company’s common stock; and reduced the company’s consensus NAV per share, as reported by SNL Financial, by the low and high Share Price Premium / (Discount) to NAV ratios to derive implied per share equity value ranges. This analysis indicated the following implied per share equity value reference range for each share of the company's common stock, as compared to the consideration to be received by the company's common stockholders in the merger:

Implied Per Share Equity Value Reference Range
Price / 2016E FFO	Enterprise Value / 2016E EBITDA	Premium / Discount to NAV-Street Consensus Estimates	Merger Consideration
$10.58 - $10.96	$10.02 - $10.93	$9.69 - $10.17	$10.60
        No company utilized in the selected publicly traded companies analysis is identical to the company. In evaluating selected publicly traded companies, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the company's control, such as the impact of competition on the company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the company or the industry, or in the financial markets in general.
NAV Analysis
        BMO analyzed the company as a function of its NAV. BMO based its NAV analysis on a combination of market data, including retail transaction cap rates reported by Real Capital Analytics, the company management's estimates of net operating income, and values negotiated for certain assets with third parties. BMO calculated the value of the company's operating real estate by applying to its management's estimates of the calendar year 2016 net operating income of each property (after taking into account a management fee of approximately 3% of estimated property revenue) a range of market capitalization rates selected based on, among other factors, property type, asset quality, and geographic location. The weighted average market capitalization rate range for the company’s operating real estate was approximately 6.7% to 7.2%. BMO then calculated a range of the company's estimated NAV by adding to the derived range of the value of its operating real estate the negotiated value of assets under contract for sale, the estimated value of the company's fee income from unconsolidated joint ventures, construction in progress, and certain other tangible assets, including its proportionate share of unconsolidated joint ventures, and subtracting from such value the company's outstanding indebtedness, preferred stock, and certain other tangible liabilities, including its proportionate share of unconsolidated joint ventures. An implied per share equity value reference range for the company was then calculated based on the NAV range for the company derived from such analysis divided by the number of fully diluted shares of the company's common stock. This analysis indicated the following implied per share equity value reference range for each share of the company's common stock, as compared to the consideration to be received by the company's common stockholders in the merger:

Implied Per Share Equity Value Reference Range	Merger Consideration
$10.06 - $11.66	$10.60
Discounted Cash Flow Analysis
        BMO performed a discounted cash flow analysis to calculate the estimated present value of the unlevered free cash flows that the company's management forecasted the company would generate for the fiscal years 2016 through fiscal year 2020. BMO calculated terminal values for the company by applying terminal market capitalization rates ranging from approximately 6.7% to 7.2%, consistent with the market capitalization rate range used to derive the company’s estimated NAV, to the company's management's estimated net operating income of the company (after taking into account a management fee of approximately 3% of estimated property revenue) for fiscal year 2020. The cash flows and terminal values were then discounted to present value as of December 31, 2015 using discount rates ranging from approximately 8.2% to 9.0%, reflecting estimates of the company's weighted average cost of capital. The company’s estimated weighted average cost of capital range was calculated using a cost of equity derived from the capital asset pricing model using a range of betas of publicly traded shopping center REITs, a cost of debt based on the risk-free borrowing rate and unsecured borrowing spreads of publicly traded shopping center REITs, and a target capital structure based on the average leverage ratio of publicly traded shopping center REITs. In order to derive an implied equity value range, the discounted present value of the cash flows and terminal values were reduced by the value of the company’s debt (less cash and cash equivalents), preferred stock, and minority interests, including the company’s pro rata share of unconsolidated joint ventures. The implied equity values were divided by the number of fully diluted common shares of the company’s common stock to derive an implied per share equity value range. This analysis indicated the following implied per share equity value reference range for each share of the company's common stock, as compared to the consideration to be received by the company's common stockholders in the merger:

Implied Per Share Equity Value Reference Range	Merger Consideration
$10.10 - $12.10	$10.60

The following supplemental disclosure replaces in its entirety the disclosure under the heading “Other Factors” on page 48 of the Definitive Proxy Statement concerning the Opinion of Our Financial Advisor:
Other Factors
Analysis of Selected Precedent Transactions
        Although not considered part of BMO's financial analyses with respect to its Opinion but referenced for informational purposes, BMO also performed an analysis of selected precedent transactions involving publicly traded shopping center companies that shared certain characteristics with the merger. Based on publicly available information, including SEC filings and historical price information as reported by FactSet, BMO identified the following 14 publicly announced and completed transactions involving companies that owned and operated shopping centers with a value of greater than $500 million and occurring since January 1, 2000:
Selected Precedent Transactions

Announcement Date	Acquiror	Target
April 2015	Blackstone Group L.P.	Excel Trust, Inc.
October 2014	Edens Investment Trust	AmREIT, Inc.
February 2007	Centro Properties Group	New Plan Excel Realty Trust
July 2006	Kimco Realty Corporation	Pan Pacific Retail Properties, Inc.
July 2006	Centro Watt (Centro Properties Group / Watt Commercial Properties)	Heritage Property Investment Trust, Inc.
December 2004	Centro Watt America REIT III (Centro Properties Group / Watt Family Properties, Inc.)	Kramont Realty Trust
August 2004	PL Retail, LLC (Kimco Realty Corporation / DRA Advisors)	Price Legacy Corporation

Announcement Date	Acquiror	Target
June 2003	Kimco Realty Corporation	Mid-Atlantic Realty Trust
November 2002	Pan Pacific Retail Properties, Inc.	Center Trust, Inc.
October 2002	Equity One, Inc.	IRT Property Company
September 2002	Developers Diversified Realty Corporation	JDN Realty Corporation
September 2000	U.S. Retail Partners, L.L.C. (CalPERS / National Retail Partners LLC)	First Washington Realty Trust, Inc.
May 2000	Heritage Property Investment Trust, Inc.	Bradley Real Estate, Inc.
December 1999	CV REIT, Inc.	Kranzco Realty Trust
BMO reviewed the premiums or discounts paid to the target companies' average stock prices for the 10, 20, and 30 trading days prior to the announcement of the transaction. The premiums or discounts calculated by BMO are as follows:

Target	Premium / (Discount) to 10-Day Average Stock Price	Premium / (Discount) to 20-Day Average Stock Price	Premium / (Discount) to 30-Day Average Stock Price
Excel Trust, Inc.	11.8%	12.1%	13.4%
AmREIT, Inc.	9.0%	13.6%	14.2%
New Plan Excel Realty Trust	9.2%	10.2%	12.3%
Pan Pacific Retail Properties, Inc.	2.4%	3.7%	4.0%
Heritage Property Investment Trust, Inc.	5.7%	7.5%	6.0%
Kramont Realty Trust	16.8%	17.1%	18.2%
Price Legacy Corporation	(0.1%)	1.3%	1.8%
Mid-Atlantic Realty Trust	7.5%	7.6%	8.0%
Center Trust, Inc.	27.2%	29.3%	28.8%
IRT Property Company	6.1%	6.7%	5.0%
JDN Realty Corporation	(9.0%)	(9.8%)	(10.2%)
First Washington Realty Trust, Inc.	23.4%	23.6%	22.8%
Bradley Real Estate, Inc.	17.0%	20.6%	22.6%
Kranzco Realty Trust	36.4%	32.8%	29.5%
BMO applied to the company's average stock price for the 10, 20, and 30 trading days up to and including December 14, 2015 a range of premiums based on the first quartile and the third quartile of the premiums for the selected precedent transaction for each respective period, as shown below.

	Premium / (Discount) to 10-Day Average Stock Price	Premium / (Discount) to 20-Day Average Stock Price	Premium / (Discount) to 30-Day Average Stock Price
First Quartile	5.8%	6.9%	5.3%
Third Quartile	16.9%	19.7%	21.5%
The implied per share equity value reference range was then calculated using the average of the high and low implied per share equity values for each of the three periods. This analysis indicated the following implied per share equity value reference range for each share of the company's common stock, as compared to the consideration to be received by the company's common stockholders in the merger:

Implied Per Share Equity Value Reference Range	Merger Consideration
$10.17 - $11.45	$10.60
        No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the company or directly comparable to the merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the companies to which the company is being compared. In evaluating the selected precedent transactions, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the company's control, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the company or the industry or the financial markets in general.
        BMO also observed certain additional factors that were not considered part of BMO's financial analyses with respect to its Opinion but were referenced for informational purposes, including, among other things, the following:
• historical trading prices of the company's common stock during the 52-week period ending December 14, 2015, which indicated low to high prices for the company's common stock of $7.96 to $11.73 per share;
•publicly available Street consensus share price targets for the company's common stock, which indicated a share price target range for the company's common stock of $8.50 to $12.00 per share; and
•publicly available Street consensus NAV estimates for the company's common stock, which indicated a NAV per share estimate range for the company's common stock of $11.02 to $11.83 per share.

The following supplemental disclosure replaces in its entirety the disclosure under the heading “Miscellaneous” on page 49 of the Definitive Proxy Statement concerning the Opinion of Our Financial Advisor:
Miscellaneous
In connection with BMO's services as the company's financial advisor, the company will pay BMO an aggregate fee of approximately $10,000,000, $250,000 of which was paid upon the signing of BMO's engagement letter with the company, $3,000,000 of which was paid upon delivery of the Opinion, and the remainder of which is payable upon consummation of the merger. In addition, the company has agreed to reimburse BMO up to a limit of $50,000 for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify BMO and related persons against various liabilities, including certain liabilities under the federal securities laws.
BMO and its affiliates in the past have provided, currently are providing, and in the future may provide services unrelated to the proposed merger to the company and certain of its affiliates, for which services BMO and its affiliates have received and may receive compensation including, during the past two years. BMO, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The company has paid BMO the following fees since 2014: $821,740 in October 2014 as co-manager on a $100 million preferred stock offering. Additionally, BMO served as an agent on the company’s at-the market equity offering and co-documentation agent on the company’s unsecured credit facilities with a $60 million credit commitment. BMO or its affiliates may provide investment and corporate banking services to the company or Parent Parties and their respective affiliates in the future, for which BMO or its affiliates may receive customary fees. BMO provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the company.
The Parent Parties have not paid BMO any fees.
The following supplemental disclosure is inserted as a new section titled “Certain Prospective Financial Information” immediately prior to the section titled “Financing” on page 50 of the Definitive Proxy Statement:
Certain Prospective Financial Information
The company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, the company is including in this proxy statement certain unaudited prospective financial information of the company that was prepared by the company’s management and made available to our board of directors and BMO in connection with their evaluation of the merger. This unaudited prospective financial information is reflected in the table below and referred to in this document as the projections.

The projections have been prepared by, and are the responsibility of, the company’s management. The projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles, or GAAP. Neither the company’s independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections or expressed an opinion or any form of assurance related thereto. The projections are included in this document solely because they were made available to BMO and our board in connection with the merger.

The projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the company’s management. Because the projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the projections were based necessarily involve subjective judgments with respect to, among other things, future economic, industry, competitive and financial market conditions, including interest rates, the company’s ability to refinance or satisfy its indebtedness when due, the company’s ability to acquire new properties and finance such acquisitions, the company’s ability to raise capital by selling shares of its capital stock and the company’s ability to lease its properties, all of which are difficult or impossible to predict accurately and many of which are beyond the company’s control. The projections also reflect assumptions as to projected capital expenditures, projected joint venture fee income and certain business decisions that are subject to change. Furthermore, the projections do not take into account any circumstances or events occurring after December 14, 2015, the date on which they were presented to our board. In addition, the projections do not take into account the transactions contemplated by the merger agreement or the effect of any failure of the merger to occur, and should not be viewed as necessarily indicative of actual or continuing results in that context.

Accordingly, there can be no assurance that the projections will be realized, and actual results may vary materially from those shown, including because of the risks and other factors described in “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 18. The projections are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The inclusion of the projections in this document should not be regarded as an indication that the company or any of its affiliates, advisors, officers, directors, employees, agents or representatives considered or consider the projections to be predictive of actual future events, and the projections should not be relied upon as such. Neither the company nor any of its affiliates, advisors, officers, directors, employees, agents or representatives can give any assurance that actual results will not differ from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. The company does not intend to make publicly available any update or other revision to the projections, except as otherwise required by law. Neither the company nor any of its affiliates, advisors, officers, directors, employees, agents or representatives has made or makes any representation or warranty to any stockholder of the company or other person regarding the ultimate performance of the company compared to the information contained in the projections or that the projections will be achieved. The company has made no representation or warranty to DRA or Merger Sub or their affiliates, in the merger agreement or otherwise, concerning the projections.

The prospective financial information in the projections, including Property Revenue (Pro Rata), Property Operating Expense (Pro Rata), Cash NOI, Adjusted EBITDA and Unlevered Free Cash Flow, are non-GAAP financial measures. Non-GAAP financial measures should not be considered as alternatives to net income (or any other financial measure determined in accordance with GAAP) as an indication of our performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none is a measure of liquidity or an indicator of our ability to make cash distributions.

In light of the foregoing factors and the uncertainties inherent in the projections, the company’s stockholders are cautioned not to place undue reliance on the projections as indicators of the company’s future performance.

The following table sets forth the projections for the periods presented (dollars in millions):

	2016	2017	2018	2019	2020
Property Revenue (Pro Rata) (1)	$251.1	$269.4	$274.9	$278.7	$285.9
Property Operating Expense (Pro Rata)(2)	$87.1	$90.1	$92.9	$95.5	$98.1
Cash NOI (3)	$163.9	$179.3	$182	$183.2	$187.8
Adjusted EBITDA (4)	$143.6	$158.5	$160.9	$161.6	$165.8
Unlevered Free Cash Flow (5)	$97.8	$155.1	$155.2	$150.7	$159.2
________________

(1)	Property revenue (pro rata) includes the company’s proportionate share of unconsolidated joint ventures and excludes straight-line rent, amortization of lease intangibles, and other non-cash items.

(2)	Property operating expense (pro rata) includes the company’s proportionate share of unconsolidated joint ventures and does not include any property management fee.

(3)
Cash NOI represents cash net operating income, including the company’s proportionate share of unconsolidated joint ventures, which is calculated as property revenue (pro rata) less property operating expense (pro rata).

(4)
Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, including the company’s proportionate share of unconsolidated joint ventures, which is calculated as Cash NOI plus joint venture fee income and other income, less general and administrative expense not including depreciation.

(5)	Unlevered free cash flow represents Adjusted EBITDA, less capital expenditures and changes in net working capital, plus non-cash stock-based compensation expense and proceeds from asset sales.

THE PROJECTIONS SHOULD BE EVALUATED, IF AT ALL, IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS AND OTHER INFORMATION REGARDING THE COMPANY CONTAINED ELSEWHERE IN THIS DOCUMENT AND THE COMPANY’S PUBLIC FILINGS WITH THE SEC. WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
The following supplemental disclosure is inserted as a new paragraph immediately prior to the section titled “Material U.S. Federal Income Tax Consequences” on page 57 of the Definitive Proxy Statement:
The company has not paid Silver Portal any fees in the last decade. The Parent Parties have not paid Silver Portal any fees.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. The proposed Merger will be submitted to the stockholders of the Company for their approval. In connection with the proposed Merger, the Company filed with the SEC the Definitive Proxy Statement, which was mailed or otherwise disseminated to the Company’s stockholders on February 18, 2016. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC at the SEC’s website, www.sec.gov, or from the Company at its website, www.inlandrealestate.com, or by contacting the Company’s Investor Relations department at 888-331-4732 or ir@inlandrealestate.com.
The Company and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q, previously filed with the SEC. Additional information regarding the direct and indirect interests of the Company’s directors and officers in the proposed Merger may be obtained by reading the Definitive Proxy Statement.
Forward-Looking Statements
Certain information in this document may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $30 million plus expenses; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement; the failure to satisfy the conditions to completion of the transactions contemplated by the Merger Agreement, including the failure to obtain the required approval of the Company’s stockholders; the failure of Parent to consummate its necessary financing arrangements; risks that the Merger disrupts current plans and operations of the Company and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; as well as the risks listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: March 16, 2016	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer